Exhibit 99.10
SNYDER’S OF HANOVER, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF THE STOCKHOLDERS
[_________ __, 2010]
     The undersigned stockholder of Snyder’s of Hanover, Inc. (“Snyder’s”) hereby appoints Michael A. Warehime and Charles E. Good and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Class A voting common stock of Snyder’s held of record by the undersigned on [____________], 2010 at the special meeting of stockholders of Snyder’s to be held on [____________, 2010] (the “Special Meeting”) at [TIME] (local time) at the Corporate Headquarters of Snyder’s, 1250 York Street, Hanover, Pennsylvania 17331-4503 and any adjournments or postponements thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS RELATING TO THE SPECIAL MEETING.
PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED REPLY ENVELOPE WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.
Continued and to be signed on the reverse side.

☐
Please Sign, Date and Return the Proxy Card	Votes must be indicated
Promptly Using the Enclosed Envelope.	(x) in Black or Blue ink.
The Board of Directors recommends a vote FOR Proposals 1 and 2.
Proposal 1. To approve a proposal to adopt the Agreement and Plan of Merger, dated as of July 21, 2010, as it may be amended from time to time (with material amendments subject to further stockholder approval), among Snyder’s, Lance, Inc, a North Carolina corporation, and Lima Merger Corp., a wholly-owned subsidiary of Lance.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal 2. To approve the adjournment of the Snyder’s special meeting, if necessary, to solicit additional proxies for Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
NOTE: In their discretion, to vote with respect to any other matters relating to the Agreement and Plan of Merger that may properly come before the Special Meeting or any adjournment or postponement thereof.
Please sign exactly as name appears hereon. Joint owners should each sign. All holders must sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Signature:______________________________	Date:____________

Signature:______________________________	Date:____________